As filed with the Securities and Exchange Commission on March 17, 2026

Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Kestra Medical Technologies, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3933 Lake Washington Blvd NE, Suite 200 Kirkland, Washington	98033
(Address of Principal Executive Offices)	(Zip Code)

Kestra Medical Technologies, Ltd. 2025 Employee Stock Purchase Plan

(Full title of the plan)

Brian Webster

Chief Executive Officer

3933 Lake Washington Blvd NE, Suite 200

Kirkland, Washington 98033

(Name and address of agent for service)

(425) 279-8002

(Telephone number, including area code, of agent for service)

Copies to:

Sophia Hudson, P.C. Christie W.S. Mok Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 Telephone: (212) 446-4800	Traci S. Umberger General Counsel and Chief Administrative Officer 3933 Lake Washington Blvd NE, Suite 200 Kirkland, Washington 98033 Telephone: (425) 279-8002

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory Note

Kestra Medical Technologies, Ltd. (the “Registrant”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register 1,083,209 common shares reserved for issuance under the Kestra Medical Technologies, Ltd. 2025 Employee Stock Purchase Plan (the “ESPP”). This Registration Statement is being filed in order to register common shares which may be offered or sold to participants under the ESPP.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The documents containing the information specified in Part I will be delivered in accordance with Rule 428(b) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not being, filed with the Commission, either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of the Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

The written statement required by Item 2 of Part I is included in documents that will be delivered to participants in the plans covered by this Registration Statement pursuant to Rule 428(b) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by the Registrant with the Commission, are incorporated in this Registration Statement by reference:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended April 30, 2025, filed with the Commission on July 17, 2025 (the “2025 Annual Report”);

(b) The Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended July 31, 2025, October 31, 2025 and January 31, 2026, filed with the Commission on September 12, 2025, December  11, 2025 and March 17, 2026, respectively

(c) The information specifically incorporated by reference into the 2025 Annual Report from its Definitive Proxy Statement on Schedule 14A filed on July 22, 2025;

(d) The Registrant’s Current Reports on Form 8-K, filed with the Commission on June  6, 2025, September  4, 2025 and December 4, 2025; and

(e) The description of the Registrant’s common shares, contained in Exhibit 4.4 to the 2025 Annual Report, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 98 of the Companies Act 1981, as amended, of Bermuda (the “Companies Act”) provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 of the Companies Act further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to Section 281 of the Companies Act.

The Registrant’s amended and restated bye-laws (the “Bye-Laws”) provide that the Registrant shall indemnify its directors and any officers appointed by the Registrant’s Board of Directors to the fullest extent permitted by the Companies Act; provided, however, that if a director or officer is a party to an indemnification agreement with the Registrant, then the terms of the indemnification agreement shall apply instead of the provision in the Bye-Laws. The Bye-Laws also provide that the shareholders waive any claims or rights of action that they might have, individually or in right of the Registrant, against any of the Registrant’s directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer or any claims of violations of the Securities Act or the Exchange Act. Section 98A of the Companies Act permits the Registrant to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him or her in respect of any negligence, default, breach of duty or breach of trust, whether or not the Registrant may otherwise indemnify such officer or director. The Registrant has purchased and maintains a directors’ and officers’ liability policy for such purpose.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

In addition, the Registrant has entered into indemnification agreements with each of its directors and executive officers and certain additional officers. These indemnification agreements provide the directors and officers with contractual rights to indemnification to the fullest extent permitted by the Companies Act, subject to certain exceptions and procedures. The indemnification agreements may require the Registrant, among other things, to indemnify such persons against expenses, including attorneys’ fees, judgments, liabilities, fines and settlement amounts incurred by any such person in actions or proceedings, including actions by the Registrant or in the Registrant’s right, that may arise by reason of their status or service as a director or officer, and to advance expenses incurred by them in connection with any such proceedings. The form of such indemnification agreement was filed as Exhibit 10.5 to the 2025 Annual Report.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description of Exhibit

4.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the 2025 Annual Report)**

4.2	Memorandum of Association (incorporated by reference to Exhibit 3.2 to the 2025 Annual Report)**

4.3	Amended and Restated Bye-Laws of the Registrant (incorporated by reference to Exhibit 3.3 to the 2025 Annual Report)**

4.4	Certificate of Deposit of Memorandum of Increase of Share Capital (incorporated by reference to Exhibit 3.4 to the 2025 Annual Report)**

4.5	Kestra Medical Technologies, Ltd. 2025 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended January 31, 2026 filed with the Commission on March 17, 2026)**

5.1	Opinion of Walkers (Bermuda) Limited, Bermuda Counsel to the Registrant

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm, of Kestra Medical Technologies, Ltd.

23.2	Consent of Walkers (Bermuda) Limited (included as part of Exhibit 5.1)

24.1	Power of Attorney (included in signature page)

107	Filing Fee Table

**	Previously filed.

Item 9. Undertakings.

(a) The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that subparagraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kirkland, State of Washington, on March 17, 2026.

KESTRA MEDICAL TECHNOLOGIES, LTD.

By:	/s/ Brian Webster
Name:	Brian Webster
Title:	President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Brian Webster and Traci S. Umberger and each of them, individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, in connection with this Registration Statement, including to sign in the name and on behalf of the undersigned, this Registration Statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462 under the U.S. Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian Webster Brian Webster	President, Chief Executive Officer and Director (Principal Executive Officer)	March 17, 2026

/s/ Vaseem Mahboob Vaseem Mahboob	Chief Financial Officer (Principal Financial and Accounting Officer)	March 17, 2026

/s/ Traci S. Umberger Traci S. Umberger	General Counsel, Chief Administrative Officer and Director	March 17, 2026

/s/ Jeffrey Schwartz Jeffrey Schwartz	Director	March 17, 2026

/s/ Raymond W. Cohen Raymond W. Cohen	Director	March 17, 2026

/s/ Conor Hanley Conor Hanley	Director	March 17, 2026

/s/ Elizabeth Kwo, Ph.D. Elizabeth Kwo, Ph.D.	Director	March 17, 2026

/s/ Mary Kay Ladone Mary Kay Ladone	Director	March 17, 2026

/s/ Kevin Reilly Kevin Reilly	Director	March 17, 2026

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in its capacity as the duly authorized representative of Kestra Medical Technologies, Ltd., in Kirkland, Washington, on March 17, 2026.

KESTRA MEDICAL TECHNOLOGIES, LTD.

By:	/s/ Brian Webster
Name:	Brian Webster
Title:	President and Chief Executive Officer